Exhibit 99.1

PRESS RELEASE	Contact:Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (July 25, 2013) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced earnings of $6,325,000, or $0.39 per diluted share, for the three months ended June 30, 2013. These results compare to earnings of $5,321,000, or $0.33 per diluted share reported by the Company for the three months ended June 30, 2012.

Total assets of the Company increased $62,313,000 (2.5%) to $2,587,931,000 at June 30, 2013 from $2,525,618,000 at June 30, 2012. Total loans increased $99,558,000 (6.4%) to $1,652,040,000 at June 30, 2013 from $1,552,482,000 at June 30, 2012. Total investment securities increased $10,313,000 (5.1%) to $213,162,000 at June 30, 2013 from $202,849,000 at June 30, 2012. Total deposits increased $100,925,000 (4.7%) to $2,266,702,000 at June 30, 2013 from $2,165,777,000 at June 30, 2012. Other borrowings decreased $54,256,000 (89.2%) to $6,575,000 at June 30, 2013 from $60,831,000 at June 30, 2012.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2013	2012	$ Change	% Change
Net Interest Income	$24,589	$25,934	($1,345)	(5.2%)
Provision for loan losses	(614)	(3,371)	2,757	(81.8%)
Noninterest income	10,131	10,577	(446)	(4.2%)
Noninterest expense	(23,509)	(24,367)	858	(3.5%)
Provision for income taxes	(4,272)	(3,452)	(820)	23.8%

Net income	$6,325	$5,321	$1,004	18.9%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,608,511	$23,883	5.94%	$1,548,565	$24,072	6.22%	$1,534,006	$25,792	6.73%
Investments - taxable	164,907	1,229	2.98%	156,057	1,187	3.04%	208,417	1,615	3.10%
Investments - nontaxable	17,108	240	5.61%	8,884	162	7.29%	9,561	171	7.15%
Federal funds sold	632,292	494	0.31%	721,424	446	0.25%	579,164	430	0.30%

Total earning assets	2,422,818	25,846	4.27%	2,434,930	25,867	4.25%	2,331,148	28,008	4.81%

Other assets, net	161,916			174,864			177,951

Total assets	$2,584,734			$2,609,794			$2,509,099

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$518,961	125	0.10%	$520,507	141	0.11%	$473,124	197	0.17%
Savings deposits	782,339	246	0.13%	782,173	271	0.14%	731,988	296	0.16%
Time deposits	322,668	484	0.60%	333,556	513	0.62%	380,943	584	0.61%
Other borrowings	7,596	1	0.05%	8,188	1	0.05%	62,300	601	3.86%
Trust preferred securities	41,238	311	3.02%	41,238	311	3.02%	41,238	332	3.22%

Total interest-bearing liabilities	1,672,802	1,167	0.28%	1,685,662	1,237	0.29%	1,689,593	2,010	0.48%

Noninterest-bearing deposits	635,503			651,303			562,909
Other liabilities	36,444			39,150			33,569
Shareholders’ equity	239,985			233,679			223,028

Total liabilities and shareholders’ equity	$2,584,734			$2,609,794			$2,509,099

Net interest rate spread			3.99%			3.96%			4.33%
Net interest income/net interest margin (FTE)		24,679	4.07%		24,630	4.05%		25,998	4.46%

FTE adjustment		(90)			(61)			(64)

Net interest income (not FTE)		$24,589			$24,569			$25,934

Net interest income (FTE) during the second quarter of 2013 decreased $1,319,000 (5.1%) from the same period in 2012 to $24,679,000. The decrease in net interest income (FTE) was due primarily to a 79 basis point decrease in average yield on loans that was partially offset by a $74,505,000 increase in the average balance of loans, and a $54,704,000 decrease in the average balance of other borrowings. The 79 basis point decrease in average loan yields reduced net interest income by $3,163,000 from the year ago period. The increase in average loan balances added $1,254,000 to net interest income, and the decrease in average other borrowings added $528,000 to net interest income when compared to the year ago period. Accretion of loan purchase discounts totaling $1,676,000 and $2,385,000 are included in net interest income for the three months ended June, 2013 and 2012, respectively. The Company purchased $60,647,000 of residential real estate mortgage loans during the second quarter of 2013.

Loans acquired through purchase or acquisition of other banks are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. Generally, as time goes on, the effect of this discount accretion becomes less and less as these purchased loans mature or payoff early. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The Company provided $614,000 for loan losses in the second quarter of 2013 versus a benefit of $1,108,000 in the first quarter of 2013, and a $3,371,000 provision for loan losses in the second quarter of 2012. The level of provision for loan losses during the second quarter of 2013 was due primarily to a decrease in the required allowance for loan losses as of June 30, 2013 when compared to the required allowance for loan losses as of March 31, 2013 less net charge-offs during the three months ended June 30, 2013, and the effect of a change in the methodology for calculating the allowance for loan losses that occurred during the three months ended June 30, 2013. The decrease in the required allowance for loan losses during the quarter ended June 30, 2013 was due primarily to reduced impaired loans, improvements in estimated cash flows and collateral values for the remaining and new impaired loans, and reductions in historical loss factors that, in part, determine the required loan loss allowance for performing loans in accordance with the Company’s allowance for loan losses methodology.

During the three months ended June 30, 2013, the Company modified its loss migration analysis methodology used in its allowance for loan loss calculation. When the Company originally established its loss migration analysis methodology during the quarter ended March 31, 2012, it reviewed the loss experience of each quarter over the most recent three years in order to calculate an annualized loss rate by loan category and risk rating. The use of three years of loss experience data was originally used because that was the extent of the detailed loss data by loan category and risk rating that was available at the time. This three year historical look-back period was used until this most recent quarter ended June 30, 2013. Starting with the quarter ended June 30, 2013 the Company will review all available detailed loss experience data, and not limit it to the most recent three years of historical loss data. This change in methodology resulted in the allowance for loan losses as of June 30, 2013 being $1,314,000 more than it would have been without this change in methodology. Excluding the effect of this change in allowance methodology, the provision for loan losses during the three months ended June 30, 2013 would have been a benefit of $700,000.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2013	2012	$ Change	% Change
Service charges on deposit accounts	3,277	3,644	($367)	(10.1%)
ATM fees and interchange	2,233	2,026	207	10.2%
Other service fees	562	570	(8)	(1.4%)
Mortgage banking service fees	430	379	51	13.5%
Change in value of mortgage servicing rights	191	(464)	655	(141.2%)

Total service charges and fees	6,693	6,155	538	8.7%

Gain on sale of loans	1,590	1,237	353	28.5%
Commission on NDIP	841	842	(1)	(0.1%)
Increase in cash value of life insurance	380	450	(70)	(15.6%)
Change in indemnification asset	(314)	662	(976)	(147.4%)
Gain on sale of foreclosed assets	615	304	311	102.3%
Other noninterest income	326	927	(601)	(64.8%)

Total other noninterest income	3,438	4,422	(984)	(22.3%)

Total noninterest income	10,131	10,577	($446)	(4.2%)

Noninterest income decreased $446,000 (4.2%) to $10,131,000 in the three months ended June 30, 2013 when compared to the three months ended June 30, 2012. The decrease in noninterest income was due primarily to a $976,000 decrease in change in indemnification asset to a loss of $314,000, and a $600,000 decrease in gain on life insurance death benefit, included in other noninterest income, to zero that were partially offset by a $655,000 increase in change in value of mortgage servicing rights to $191,000, a $353,000 increase in gain on sale of loans to $1,590,000, and a $311,000 increase in gain on sale of foreclosed assets to $615,000. The decrease in change in indemnification asset was due to increased real estate collateral values that resulted in lower expected losses on covered impaired loans. The increase in change in value of mortgage servicing rights was due to a sharp increase in mortgage rates that occurred near the end of the quarter ended June 30, 2013 that reduced the rate of mortgage refinancing that in turn increased the expected future life and cash flow stream of our existing mortgage servicing portfolio. The increase in gain on sale of loans was due to decreased mortgage rates that existed for much of the quarter ended June 30, 2013 when compared to the quarter ended June 30, 2012, and our focus of additional resources in this area when compared to the year-ago quarter. The increase in gain on sale of foreclosed assets was due to increased real estate values.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2013	2012	$ Change	% Change
Salaries	$8,508	$8,273	$235	2.8%
Commissions and incentives	1,299	1,347	(48)	(3.6%)
Employee benefits	3,083	2,870	213	7.4%

Total salaries and benefits expense	12,890	12,490	400	3.2%

Occupancy	1,753	1,857	(104)	(5.6%)
Equipment	913	1,126	(213)	(18.9%)
Change in reserve for unfunded commitments	35	40	(5)	(12.5%)
Data processing and software	1,280	1,278	2	0.2%
Telecommunications	587	567	20	3.5%
ATM network charges	679	532	147	27.6%
Professional fees	658	691	(33)	(4.8%)
Advertising and marketing	415	863	(448)	(51.9%)
Postage	133	218	(85)	(39.0%)
Courier service	255	256	(1)	(0.4%)
Intangible amortization	53	52	1	1.9%
Operational losses	122	143	(21)	(14.7%)
Provision for foreclosed asset losses	546	1,004	(458)	(45.6%)
Foreclosed asset expense	163	267	(104)	(39.0%)
Assessments	543	590	(47)	(8.0%)
Other	2,484	2,393	91	3.8%

Total other noninterest expense	10,619	11,877	(1,258)	(10.6%)

Total noninterest expense	$23,509	$24,367	($858)	(3.5%)

Salary and benefit expenses increased $400,000 (3.2%) to $12,890,000 during the three months ended June 30, 2013 compared to the three months ended June 30, 2012. Base salaries increased $235,000 (2.8%) to $8,508,000 due mainly to annual merit increases. Incentive and commission related salary expenses decreased $48,000 (3.6%) to $1,299,000 due primarily to decreases in production related incentives. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $213,000 (7.4%) to $3,083,000 due primarily to increased health and workers’ compensation insurance expenses.

Other noninterest expenses decreased $1,258,000 (10.6%) to $10,619,000 during the three months ended June 30, 2013 when compared to the three months ended June 30, 2012. The decrease in other noninterest expense was due primarily a $562,000 (44.2%) decrease in the provision for, and expenses related to, foreclosed assets, a $448,000 (51.9%) decrease in advertising and marketing expense, and a $317,000 (10.6%) decrease in occupancy and equipment expenses. The decrease in foreclosed asset provision and expenses was due to increased property values and a reduction in foreclosed assets from $12,743,000 at June 30, 2012 to $5,054,000 at June 30, 2013. The decrease in advertising and marketing expense from the year ago period was due to cost savings efforts in this area. The decrease in occupancy and equipment expense was primarily due to reduced furniture and equipment expense as the Bank focused on its new campus and operations center that came into service at the end of June 2013.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects,

fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2012. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 38-year history in the banking industry. It operates 41 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 72 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES—CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Statement of Income Data
Interest income	$25,756	$25,806	$26,143	$27,465	$27,944
Interest expense	1,167	1,237	1,372	1,834	2,010
Net interest income	24,589	24,569	24,771	25,631	25,934
(Benefit from) provision for loan losses	614	(1,108)	1,524	532	3,371
Noninterest income:
Service charges and fees	6,693	5,929	6,035	5,783	6,155
Other income	3,438	4,289	3,976	3,344	4,422
Total noninterest income	10,131	10,218	10,011	9,127	10,577
Noninterest expense:
Base salaries net of deferred loan origination costs	8,508	8,348	8,324	8,337	8,273
Incentive compensation expense	1,299	1,286	1,162	1,254	1,347
Employee benefits and othercompensation expense	3,083	3,327	2,852	2,771	2,870
Total salaries and benefits expense	12,890	12,961	12,338	12,362	12,490
Other noninterest expense	10,619	8,640	12,788	13,228	11,877
Total noninterest expense	23,509	21,601	25,126	25,590	24,367
Income before taxes	10,597	14,294	8,132	8,636	8,773
Net income	$6,325	$8,477	$4,722	$5,020	$5,321
Share Data
Basic earnings per share	$0.39	$0.53	$0.30	$0.31	$0.33
Diluted earnings per share	$0.39	$0.53	$0.29	$0.31	$0.33
Book value per common share	$14.90	$14.75	$14.33	$14.21	$13.96
Tangible book value per common share	$13.87	$13.71	$13.30	$13.16	$12.91
Shares outstanding	16,065,469	16,005,191	16,000,838	15,992,893	15,992,893
Weighted average shares	16,027,557	16,002,482	15,996,137	15,992,893	15,985,922
Weighted average diluted shares	16,134,510	16,091,150	16,064,685	16,051,876	16,047,344
Credit Quality
Nonperforming originated loans	$52,661	$54,763	$61,769	$66,654	$69,749
Total nonperforming loans	61,466	63,963	72,516	81,611	82,877
Guaranteed portion of nonperforming loans	106	108	131	218	218
Foreclosed assets, net of allowance	5,054	6,124	7,498	10,185	12,743
Loans charged-off	1,947	2,771	4,006	3,368	4,188
Loans recovered	1,065	1,098	983	1,133	1,214
Selected Financial Ratios
Return on average total assets	0.98%	1.30%	0.74%	0.80%	0.85%
Return on average equity	10.54%	14.51%	8.20%	8.85%	9.54%
Average yield on loans	5.94%	6.22%	6.16%	6.49%	6.73%
Average yield on interest-earning assets	4.27%	4.25%	4.40%	4.68%	4.81%
Average rate on interest-bearing liabilities	0.28%	0.29%	0.33%	0.44%	0.48%
Net interest margin (fully tax-equivalent)	4.07%	4.05%	4.17%	4.37%	4.46%
Supplemental Loan Interest Income Data:
Discount accretion PCI—cash basis loans	129	167	42	24	108
Discount accretion PCI—other loans	732	597	979	1,192	886
Discount accretion PNCI loans	815	766	841	591	1,391
Regular interest Purchased loans	3,234	3,074	3,226	3,251	3,439
All other loan interest income	18,973	19,468	19,157	20,472	19,968
Total loan interest income	23,883	24,072	24,245	25,530	25,792

TRICO BANCSHARES—CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Balance Sheet Data
Cash and due from banks	$592,155	$802,271	$748,899	$622,494	$644,102
Securities, available for sale	127,519	144,454	163,027	183,432	202,849
Securities, held to maturity	85,643	—	—	—	—
Federal Home Loan Bank Stock	9,163	9,647	9,647	9,647	9,990
Loans held for sale	6,582	7,931	12,053	14,937	5,321
Loans:
Commercial loans	128,410	115,483	135,528	145,469	139,733
Consumer loans	387,217	376,063	386,111	388,844	393,248
Real estate mortgage loans	1,097,446	1,010,249	1,010,130	1,007,432	984,147
Real estate construction loans	38,967	30,567	33,054	33,902	35,354
Total loans, gross	1,652,040	1,532,362	1,564,823	1,575,647	1,552,482
Allowance for loan losses	(39,599)	(39,867)	(42,648)	(44,146)	(45,849)
Foreclosed assets	5,054	6,124	7,498	10,185	12,743
Premises and equipment	31,194	29,468	26,985	24,083	22,595
Cash value of life insurance	51,388	51,008	50,582	50,742	50,292
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	987	1,040	1,092	1,144	1,196
Mortgage servicing rights	5,571	4,984	4,552	4,485	4,757
FDIC indemnification asset	1,441	1,807	1,997	2,485	4,046
Accrued interest receivable	7,339	7,201	6,636	7,638	7,545
Other assets	35,935	38,484	38,607	37,189	38,030
Total assets	$2,587,931	2,612,433	2,609,269	2,515,481	2,525,618
Deposits:
Noninterest-bearing demand deposits	645,461	639,420	684,833	592,529	578,010
Interest-bearing demand deposits	514,088	531,695	503,465	483,557	480,337
Savings deposits	791,978	786,352	762,919	767,244	737,433
Time certificates	315,175	328,083	338,485	358,309	369,997
Total deposits	2,266,702	2,285,550	2,289,702	2,201,639	2,165,777
Accrued interest payable	944	975	1,036	1,139	1,415
Reserve for unfunded commitments	3,210	3,175	3,615	2,555	2,590
Other liabilities	29,936	37,340	35,122	32,449	30,538
Other borrowings	6,575	8,125	9,197	9,264	60,831
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,348,605	2,376,403	2,379,910	2,288,284	2,302,389
Total shareholders’ equity	239,326	236,030	229,359	227,197	223,229
Accumulated other comprehensive gain	49	1,538	2,159	3,635	3,537
Average loans	1,608,511	1,548,565	1,574,329	1,573,816	1,534,006
Average interest-earning assets	2,422,818	2,434,920	2,383,226	2,351,164	2,331,148
Average total assets	2,584,734	2,609,794	2,565,307	2,519,259	2,509,099
Average deposits	2,259,471	2,287,539	2,247,776	2,174,085	2,148,964
Average total equity	$239,985	$233,679	$230,296	$226,857	$223,028
Total risk based capital ratio	14.7%	15.2%	14.5%	14.4%	14.3%
Tier 1 capital ratio	13.5%	13.9%	13.3%	13.1%	13.0%
Tier 1 leverage ratio	10.2%	9.9%	9.8%	9.9%	9.7%
Tangible capital ratio	8.7%	8.5%	8.2%	8.4%	8.2%